Free Writing Prospectus Registration Statement No. 333-131266 Dated August 13, 2008 Filed pursuant to Rule 433

The Market Vectors Currency ETNs are senior unsecured debt obligations of
Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the amount of your initial investment in the Market Vectors
Currency ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs.
Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

In the case of the Market Vectors Double Expsoure ETNs (Double Long and Double
Short strategies), if the closing indicative value of the ETNs is less than or equal to $1.00 per ETN for any index business day, the maturity date of the
ETNs will be accelerated and the ETNs will return only a de minimis amount, or zero.

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors Currency ETNs are subject to significant risk of loss. Risks include exposure to: single currency exchange rates; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets; geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets;
and Morgan Stanley's creditworthiness.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the amount of your intitial investment at any time over the term of the ETNs.

Market Vectors Double Exposure ETNs are also subject to additional significant risks associated with leverage.Any movement in the spot exchange rate or any differential between short term interest rates will have a two-times leveraged impact on the underlying index. Additional risks associated with Market Vectors

Double Exposure ETNs include adverse affects of interest rates on the index. In addition, the daily rebalancing of the index may dampen the positive effect or amplify the negative impact of currency movements on the index level.

"Standard & Poor's([R])," "S&P([R])," []S&P Chinese Renminbi Total Return
Index" and "S&P Indian Rupee Total Return Index" are trademarks of The
McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.
The Market Vectors Currency ETNs are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the Market Vectors
Currency ETNs. Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan
Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by visiting the Van Eck Securities Corporation Web site at
www.marketvectorsETNS.com or EDGAR on the SEC Web site at
www.sec.gov.Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888. MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer. Van
Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.

Market Vectors
Quick Facts
Currency ETNs

ETNQF

	SINGLE EXPOSURE ETNS		DOUBLE EXPOSURE ETNS	
ETN TICKER	**CNY**	**INR**	**URR**	**DRR**
INTRADAY INDICATIVE VALUE TICKER[1]	CNYIV	INRIV	URRIV	DRRIV
ETN NAME	**Market Vectors- Chinese Renminbi/ USD ETN**	**Market Vectors- Indian Rupee/ USD ETN**	**Market Vectors- Double Long Euro ETN**	**Market Vectors- Double Short Euro ETN**
UNDERLYING CURRENCY	Chinese renminbi (yuan)	Indian rupee	euro	euro
ISSUER	Morgan Stanley	Morgan Stanley	Morgan Stanley	Morgan Stanley
ISSUER RATING[2] (S&P/MOODY'S)	A+/A1	A+/A1	A+/A1	A+/A1
INCEPTION DATE	3/14/08	3/14/08	5/6/08	5/6/08
MATURITY DATE	3/31/20	3/31/20	4/30/20	4/30/20
ISSUER REPURCHASE	Daily	Daily	Daily	Daily
MINIMUM SIZE FOR ISSUER REPURCHASE	50,000 ETNs	50,000 ETNs	50,000 ETNs	50,000 ETNs
BENCHMARK INDEX	S&P Chinese Renminbi Total Return Index	S&P Indian Rupee Total Return Index	Double Long Euro Index	Double Short Euro Index
INDEX TICKER	SPCBCNY	SPCBINR	DLONGEUR	DSHRTEUR
REUTERS INDEX TICKER	.SPCBCNY	.SPCBINR	.DLONGEUR	.DSHRTEUR
YAHOO FINANCE INDEX TICKER	^SPCBCNY	^SPCBINR	^URR	^DRR
INDEX DESCRIPTION	Total return index; seeks to track the performance of rolling investments in short-term forward contracts in China's currency, the renminbi.	Total return index; seeks to track the performance of rolling investments in short-term forward contracts in India's currency, the rupee.	Total return index; seeks to replicate two-times leveraged long exposure to the euro, plus a short-term deposit rate.	Total return index; seeks to replicate two-times leveraged short exposure to the euro, plus a short-term deposit rate.
EXCHANGE	NYSE Arca	NYSE Arca	NYSE Arca	NYSE Arca
INVESTOR FEE[3]	0.55%	0.55%	0.65%	0.65%

MORE INFORMATION marketvectorsETNs.com

[1] Intraday Indicative Values, calculated and published by Bloomberg or a successor under the respective ticker symbols listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday Indicative Values.

[2] The ETNs are not rated and offer no principal protection. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier repurchase. Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.

[3] Investor fees accrue on a daily basis.

MARKET VECTORS

JULY 2008

Chinese Renminbi/USD ETN

Product Description

Market Vectors Currency Exchange-Traded Notes are senior, unsecured debt securities issued by Morgan Stanley that deliver exposure to the exchange rate of a specific foreign currency.

The Market Vectors-Chinese Renminbi/USD ETN seeks to track the performance of the S&P Chinese Renminbi Total Return Index (SPCBCNY), less investor fees[3]. Investors may trade the ETN on an exchange at market price or receive, at maturity or upon early redemption[1], a cash payment from the issuer based on Index performance, less investor fees[3].

[1] Investors must make a request to redeem at least 50,000 units of the Market Vectors-Chinese Renminbi/USD ETN directly to the issuer, Morgan Stanley, subject to the procedures described in the relevant prospectus.

Features and Benefits

EASY ACCESS
provides exposure to RMB market in the form of a single securities transaction

MAJOR WORLD CURRENCY
participate in the currency of one of the world's largest and most important countries

INDEX SEEKS TO TRACK THE CURRENCY
achieved by currency forward contracts plus short term deposits

Performance History (%)

AS OF JULY 31, 2008	LIFE*	1 MO	YTD	1 YR	3 YR	5 YR
INDEX (SPCBCNY)	-0.55%	-0.40%	1.94%	4.98%	n.a.	n.a.
ETN (CNY)	0.00%	0.23%	n.a.	n.a.	n.a.	n.a.

*Commencement Date: March 14, 2008

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. There can be no assurance that the future performance of the ETN or the index will result in holders of the ETN receiving a positive return on their investment • ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. • For all periods prior to March 12, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

[3] The Investor Fee is equal to 0.55% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner: The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by amount equal to 0.55% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the Index Factor on the immediately preceding index business day) divided by 365. The Index Factor on any given day will be equal to the closing value of the Index value on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Product Details

TICKER	CNY
INTRADAY INDICATIVE VALUE TICKER[2]	CNYIV
MARKET CAP	$67.8M
INCEPTION DATE	03/14/08
MATURITY DATE	03/31/20
YEARLY INVESTOR FEE[3]	0.55%
EXCHANGE	NYSE Arca

Associated Risks

CURRENCY RISK
currency markets are volatile and can go up or down rapidly; ETNs offer no principal protection

ISSUER DEFAULT RISK
not secured debt; subject to credit risk

POLICY RISK
change in Chinese foreign exchange policy could cause drop in value

NON-DIVERSIFICATION RISK
susceptible to single market events

TRACKING RISK
index may deviate substantially from the spot exchange rate

[2] Intraday Indicative Values, calculated and published by Bloomberg or a successor under the respective ticker symbols listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday Indicative Values.

Van Eck Global
SINCE 1955

ETN TICKER CNY ▸ 1.888.MKT.VCTR ▸ WWW.MARKETVECTORSETNS.COM/CNY

MARKET VECTORS

Chinese Renminbi/USD ETN

Index Description

S&P CHINESE RENMINBI TOTAL RETURN INDEX, seeks to track the performance of rolling investments in short-term forward contracts in China's currency, the renminbi, plus a short-term deposit rate

INDEX TICKER	SPCBCNY
REUTERS TICKER	.SPCBCNY

2 Year Index Statistics

CORRELATION (TO S&P 500)	-0.49
CORRELATION (TO LEHMAN AGGREGATE BOND INDEX)	0.28
CORRELATION (TO MSCI EAFE INDEX)	-0.46
CORRELATION (TO DOW JONES AIG INDEX)	0.22
CORRELATION (TO U.S. DOLLAR AS MEASURED BY DXY)	-0.37
VOLATILITY[5]	2.08

[5] *Volatility is the annualized standard deviation of monthly returns.*

Issuer Details

ISSUER	MORGAN STANLEY
S&P RATING	A+
MOODY'S RATING	A1

The ETNs are not rated and offer no principal protection. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier redemption. Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.

Currency Performance History



CNY Spot
S&P Chinese Renminbi Total Return Index
120
115
110
105
100
01/06
04/06
07/06
10/06
01/07
04/07
07/07
10/07
01/08
04/08
07/08

The Index has increased 5.1% since January 2006 (as of July 31, 2008).

Past performance does not guarantee future results. This chart is for illustrative purposes only and does not represent actual CNY ETNs performance. Index performance does not reflect investor fees. For current Index and CNY ETNs performance, go to www.marketvectorsETNs.com/CNY.

For more Information

CHINESE RENMINBI/USD **ETN**	www.marketvectorsETNs.com/CNY
S&P CHINESE RENMINBI TOTAL RETURN **INDEX**	www.marketvectorsETNs.com/SPCBCNY

The CNY ETNs are senior unsecured debt obligations of Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their CNY ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the CNY ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the stated principal amount of your CNY ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs. Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

CNY ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

***CNY ETNs are subject to significant risk of loss.** Risks include exposure to: a single, government-controlled currency exchange rate; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the CNY ETNs are not trading; changes in interest rate levels; government intervention in the currency markets; geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan Stanley's creditworthiness.*

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the CNY ETNs will vary and may be less than the original issue price at any time over the term of the ETNs.

"Standard & Poor's®" and "S&P®," are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. The CNY ETNs are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the CNY ETNs.

Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by visiting the Van Eck Securities Corporation Web site at www.marketvectorsETNS.com or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Securities Corporation is the exclusive marketer of the CNY ETNs.

ETN TICKER CNY 1.888.MKT.VCTR WWW.MARKETVECTORSETNS.COM/CNY Van Eck Global SINCE 1955

MARKET VECTORS

JULY 2008

Indian Rupee/USD ETN

Product Description

Market Vectors Currency Exchange-Traded Notes are senior, unsecured debt securities issued by **Morgan Stanley** that deliver exposure to the exchange rate of a specific foreign currency.

The Market Vectors-Indian Rupee/USD ETN seeks to track the performance of the **S&P Indian Rupee Total Return Index (SPCBINR),** less investor fees[3]. Investors may trade the ETN on an exchange at market price or receive, at maturity or upon early redemption[1], a cash payment from the issuer based on Index performance, less investor fees[3].

[1] Investors must make a request to redeem at least 50,000 units of the Market Vectors-Indian Rupee/USD ETN directly to the issuer, Morgan Stanley, subject to the procedures described in the relevant prospectus.

Product Details

TICKER	INR
INTRADAY INDICATIVE VALUE TICKER[2]	INRIV
MARKET CAP	$3.9M
INCEPTION DATE	03/14/08
MATURITY DATE	03/31/20
YEARLY INVESTOR FEE[3]	0.55%
EXCHANGE	NYSE Arca

Features and Benefits

EASY ACCESS
provides exposure to rupee market in the form of a single securities transaction

MAJOR WORLD CURRENCY
participate in the currency of one of the world's largest and most important countries

INDEX SEEKS TO TRACK THE CURRENCY
achieved by currency forward contracts plus short term deposits

Associated Risks

CURRENCY RISK
currency markets are volatile and can go up or down rapidly; ETNs offer no principal protection

ISSUER DEFAULT RISK
not secured debt; subject to credit risk

POLICY RISK
change in Indian foreign exchange policy could cause drop in value

NON-DIVERSIFICATION RISK
susceptible to single market events

TRACKING RISK
index may deviate substantially from the spot exchange rate

Performance History (%)

AS OF JULY 31, 2008	LIFE*	1MO	YTD	1YR	3YR	5YR
INDEX (SPCBINR)	-2.10%	3.96%	-4.21%	1.13%	7.98%	7.20%
ETN (INR)	-2.33%	2.44%	n.a.	n.a.	n.a.	n.a.

*Commencement Date: March 14, 2008

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. There can be no assurance that the future performance of the ETN or the index will result in holders of the ETN receiving a positive return on their investment. • ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. • For all periods prior to March 12, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

[3] The Investor Fee is equal to 0.55% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner: The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by amount equal to 0.55% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index busniess day, the Index Factor on the immediately preceding index business day) divided by 365. The Index Factor on any given day will be equal to the closing value of the Index value on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2] Intraday Indicative Values, calculated and published by Bloomberg or a successor under the respective ticker symbols listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday Indicative Values.

Van Eck Global
SINCE 1955

ETN TICKER INR ▸ 1.888.MKT.VCTR ▸ WWW.MARKETVECTORSETNS.COM/INR

MARKET VECTORS

Indian Rupee/USD ETN

Index Description

S&P INDIAN RUPEE TOTAL RETURN INDEX, seeks to track the performance of rolling investments in short-term forward contracts in India's currency, the rupee, plus a short-term deposit rate

INDEX TICKER	SPCBINR
REUTERS TICKER	.SPCBINR

Issuer Details

ISSUER	MORGAN STANLEY
S&P RATING	A+
MOODY'S RATING	A1

The ETNs are not rated and offer no principal protection. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier redemption. Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.

The INR ETNs are senior unsecured debt obligations of Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their INR ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the INR ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the stated principal amount of your INR ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs. Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

INR ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

3 Year Index Statistics

CORRELATION (TO S&P 500)	0.43
CORRELATION (TO LEHMAN AGGREGATE BOND INDEX)	0.11
CORRELATION (TO MSCI EAFE INDEX)	0.37
CORRELATION (TO DOW JONES AIG INDEX)	-0.17
CORRELATION (TO U.S. DOLLAR AS MEASURED BY DXY)	-0.15
VOLATILITY[5]	6.63

[5]*Volatility is the annualized standard deviation of monthly returns.*

Currency Performance History



INR Spot
S&P Indian Rupee Total Return Index
170
160
150
140
130
120
110
100
90
80
01/03
08/03
03/04
10/04
05/05
12/05
07/06
02/07
09/07
04/08

The Index has increased an annualized 8.0% since January 2003 (as of July 31, 2008).

Past performance does not guarantee future results. This chart is for illustrative purposes only and does not represent actual INR ETNs performance. Index performance does not reflect investor fees. For current Index and INR ETNs performance, go to www.marketvectorsETNs.com/INR.

For more Information

INDIAN RUPEE/USD **ETN**	www.marketvectorsETNs.com/INR
S&P INDIAN RUPEE TOTAL RETURN **INDEX**	www.marketvectorsETNs.com/SPCBINR

***INR ETNs are subject to significant risk of loss.** Risks include exposure to: a single currency exchange rate; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the INR ETNs are not trading; changes in interest rate levels; government intervention in the currency markets; geopolitical conditions and economical, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan Stanley's creditworthiness.*

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the INR ETNs will vary and may be less than the original issue price at any time over the term of the ETNs.

"Standard & Poor's®" and "S&P®," are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. The INR ETNs are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the INR ETNs.

Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by visiting the Van Eck Securities Corporation Web site at www.marketvectorsETNS.com or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Securities Corporation is the exclusive marketer of the INR ETNs.

ETN TICKER INR ▶1.888.MKT.VCTR ▶WWW.MARKETVECTORSETNS.COM/INR

Van Eck Global SINCE 1955

July 2008 Double Long Euro ETN

Product Description

Market Vectors Currency ETNs are senior, unsecured debt securities issued by
Morgan Stanley that deliver exposure to the exchange rate of a specific foreign currency.

The Market Vectors-Double Long Euro ETN seeks to track the performance of the
Double Long Euro Index (DLONGEUR), less investor fees(3). The Index is intended to be an investable alternative to a two-times leveraged, long investment in the value of the euro relative to the U.S. dollar. As the Index is two-times leveraged, for every 1% strengthening of the euro relative to the U.S. dollar, the level of the Index will generally increase by 2%, while for every 1%
weakening of the euro relative to the U.S. dollar, the Index will generally decrease by 2%.

Investors may trade the ETN on an exchange at market price or receive, at maturity (including upon acceleration of the ETNs) or upon early redemption(1), a cash payment from the issuer based on Index performance, less investor fees(3).

1    Investors must make a request to redeem at least 50, 000 units of the
     Market Vectors-Double Long Euro ETN directly to the issuer, Morgan Stanley, subject to the proced ures described in the relevant prospectus.

Features and Benefits
2x long exposure                 Efficient                   Leverage
                                                             Reset Daily

designed to double any           express a leveraged         index provides 2X
appreciation of the euro(1)      bullish view on the euro    leveraged long exposure
(1)investors are also exposed    in a single securities      to the value
to 2X any depreciation           transaction                 of the euro,

Performance History (%)

as of july 31, 2008        life*  1mo     ytD     1yr     3yr(4)   5yr(4)

index (Dlongeur)           2.14%  -1.40%  17.28%  34.72%  20.40%   15.95%

etn (urr)                  2.05%  -1.31%  n.a.    n.a.    n.a.     n.a.

(*)Commencement Date: May 06, 2008                          (4)Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decre ase at any time during the term of the ETN. There can be no assurance that the future performance of the ETN or the index will result in holders of the ETN receiving a positive return on their investment.
ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. For all periods prior to May 1, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by Morgan Stanley using the same methodology as is currently employed for calculating the Index, based on historical data.

3    The Investor Fee is equal to 0.65% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner: The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor
     Fee will increase by an amount equal to 0.65% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the Index Factor on the immediately preceding index business day) divided by 365. The Index Factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

Product Details

ticker                   urr

intraDay inDiCative      urriv
value tiCker(2)

market Cap               $4.1m

inception date           05/06/08

maturity date            04/30/20

yearly investor fee(3)   0.65%

exchange                 nyse arca

Associated Risks

Leverage risk

2X leverage will magnify losses as well as gains

Currency risk

currency markets are volatile and can go up or down rapidly; ETNs offer no principal protection

Issuer default risk

not secured debt; subject to credit risk

Non-DiversifiCation risk

susceptible to single market events

Tracking risk

high volatility and effects of interest rates in the U.S. and Europe may cause
Index return to deviate from a 2X leveraged long exposure to the spot exchange rate

2    Intraday Indicative Values, calculated and published by Bloomberg or a successor under the ticker symbol listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative
     Values are for reference purposes only; they are not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination.
     Intraday Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday Indicative Values.

etn ticker urr     1.888.mkt.vctr             marketveCtorsetns.Com/urr

Index Description

Double long euro index is intended to be an investable alternative to a two-times leveraged long investment in the value of the euro relative to the
U.S. dollar.

Index Ticker        Dlongeur

Reuters Ticker      .Dlongeur

3 Year Index Statistics

Correlation (to S&P 500)                                -0.13

Correlation (to Lehman Aggregate Bond Index)             0.28

Correlation (to MSCI EAFE Index)                         0.10

Correlation (to Dow Jones AIG Index)                     0.41

Correlation (to U.S. dollar as measured by DXY)         -0.97

Volatility(5)                                           12.50

5    Volatility is the annualized standard deviation of monthly returns.

Issuer Details

Issuer Morgan Stanley

S&P rating            a+

Moody's rating        a1

For Information

double long euro ETN               marketvectorsetns.com/urr

double long euro Index             marketvectorsetns.com/Dlongeur

The ETNs are not rated and offer no principal protection. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity (including upon acceleration) or upon any earlier redemption. Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.

The Market Vectors Currency ETNs are senior unsecured debt obligations of Morgan
Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the amount of your initial investment in the Market Vectors
Currency ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs.
Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

If the closing indicative value of the Market Vectors-Double Long Euro ETNs is less than or equal to $1.00 per ETN for any index business day, the maturity date of the ETNs will be accelerated the ETNs will return only a de minimis amount, or zero.

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors-Double Long Euro ETNs are subject to significant risk of loss.
Risks include leveraged exposure to: single currency exchange rates; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets;
geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan Stanley's creditworthiness. Interest rates will also impact the level of the index, which will be adversely affected if the interest rate on U.S. dollars is greater than the interest rate on euros at any time during the term of the ETNs and this interest rate differential is not offset by movements in the spot exchange rate.
In addition, the daily rebalancing of the index may dampen the positive effect on the index level of increases in the euro's value relative to the U.S. dollar, or it may amplify the negative impact on the index level of decreases in the euro's value relative to the U.S. dollar.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the amount of your initial investment at any time over the term of the ETNs.

Leveraged investment strategies involve additional significant risk. Any movement in the spot exchange rate or any differential between short term interest rates will have a two-times leveraged impact on the index.

Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by visiting the Van Eck Securities Corporation Web site at
www.marketvectorsETNS.com or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.

etn ticker urr          1.888. mkt.vctr            marketveCtorsetns.Com/urr

MARKET VECTORS

▸ JULY 2008

Double Short Euro ETN

Product Description

Market Vectors Currency ETNs are senior, unsecured debt securities issued by **Morgan Stanley** that deliver exposure to the exchange rate of a specific foreign currency.

The Market Vectors-Double Short Euro ETN seeks to track the performance of the **Double Short Euro Index (DSHRTEUR),** less investor fees[3]. The Index is intended to be an investable alternative to a two-times leveraged, short investment in the value of the euro relative to the U.S. dollar. As the Index is two-times leveraged, for every 1% *weakening* of the euro relative to the U.S. dollar, the level of the Index will generally *increase* by 2%, while for every 1% *strengthening* of the euro relative to the U.S. dollar, the Index will generally *decrease* by 2%.

Investors may trade the ETN on an exchange at market price or receive, at maturity (including upon acceleration of the ETNs) or upon early redemption[1], a cash payment from the issuer based on Index performance, less investor fees[3].

[1] Investors must make a request to redeem at least 50,000 units of the Market Vectors-Double Short Euro ETN directly to the issuer, Morgan Stanley, subject to the procedures described in the relevant prospectus.

Product Details

TICKER	DRR
INTRADAY INDICATIVE VALUE TICKER[2]	DRRIV
MARKET CAP	$15.8M
INCEPTION DATE	05/06/08
MATURITY DATE	04/30/20
YEARLY INVESTOR FEE[3]	0.65%
EXCHANGE	NYSE Arca

Features and Benefits

2X SHORT EXPOSURE
designed to double short position gains on a depreciating euro[1]

[1] investors are also exposed to 2X short position losses on an appreciating euro

EFFICIENT
express a leveraged bearish view on the euro in a single securities transaction

LEVERAGE RESET DAILY
index provides 2X leveraged short exposure to the value of the euro, reset daily

Associated Risks

LEVERAGE RISK
2X leverage will magnify losses as well as gains

CURRENCY RISK
currency markets are volatile and can go up or down rapidly; ETNs offer no principal protection

ISSUER DEFAULT RISK
not secured debt; subject to credit risk

NON-DIVERSIFICATION RISK
susceptible to single market events

TRACKING RISK
high volatility and effects of interest rates in the U.S. and Europe may cause Index return to deviate from a 2X leveraged short exposure to the spot exchange rate

Performance History (%)

AS OF JULY 31, 2008	LIFE*	1 MO	YTD	1 YR	3 YR[4]	5 YR[4]
INDEX (DSHRTEUR)	-1.82%	1.58%	-13.46%	-22.19%	-11.19%	-10.35%
ETN (DRR)	-1.72%	1.60%	n.a.	n.a.	n.a.	n.a.

*Commencement Date: May 06, 2008 [4]Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. There can be no assurance that the future performance of the ETN or the index will result in holders of the ETN receiving a positive return on their investment. • ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. • For all periods prior to May 1, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by Morgan Stanley using the same methodology as is currently employed for calculating the Index, based on historical data.

[3] The Investor Fee is equal to 0.65% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner: The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to 0.65% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the Index Factor on the immediately preceding index business day) divided by 365. The Index Factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2] Intraday Indicative Values, calculated and published by Bloomberg or a successor under the ticker symbol listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative Values are for reference purposes only; they are not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday Indicative Values.

Van Eck Global
SINCE 1955

▸ ETN TICKER DRR ▸ 1.888.MKT.VCTR ▸ MARKETVECTORSETNS.COM/DRR

Index  Description

Double short Euro Index is intended to be an investable alternative to a two-times leveraged short investment in the value of the euro relative to the
U.S. dollar.

Index Ticker                DshrTEur

Reuters Ticker              .DshrTEur

3 Year Index Statistics

Correlation (to S&P 500)                                        0.17

Correlation (to Lehman Aggregate Bond Index)                   -0.26

Correlation (to MSCI EAFE Index)                               -0.08

Correlation (to Dow Jones AIG Index)                           -0.42

Correlation (to U.S. dollar as measured by DXY)                 0.96

Volatility(5)                                                 12.06

5    Volatility is the annualized standard deviation of monthly returns.

Issuer Details

Issuer              Morgan Stanley

S&P Rating                      a+

Moody's Rating                  a1

For Information

double short euro ETN                  marketvectorsETNs.com/Drr

double short euro Index                marketvectorsETNs.com/DshrTEur

The ETNs are not rated and offer no principal protection. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity (including upon acceleration) or upon any earlier redemption. Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.

The Market Vectors Currency ETNs are senior unsecured debt obligations of Morgan
Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the amount of your initial investment in the Market Vectors Currency
ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs. Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

If the closing indicative value of the Market Vectors-Double Short Euro ETNs is less than or equal to $1.00 per ETN for any index business day, the maturity date of the ETNs will be accelerated and the ETNs will return only a de minimis amount, or zero.

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors-Double Short Euro ETNs are subject to significant risk of loss.
Risks include leveraged exposure to: single currency exchange rates; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets;
geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan Stanley's creditworthiness. Interest rates will also impact the level of the index, which will be adversely affected if the interest rate on euros is greater than the interest rate on U.S. dollars at any time during the term of the ETNs and this interest rate differential is not offset by movements in the spot exchange rate.
In addition, the daily rebalancing of the index may dampen the positive effect on the index level of decreases in the euro's value relative to the U.S. dollar, or it may amplify the negative impact on the index level of increases in the euro's value relative to the U.S. dollar.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the amount of your initial investment at any time over the term of the ETNs.

Leveraged investment strategies involve additional significant risk. Any movement in the spot exchange rate or any differential between short term interest rates will have a two-times leveraged impact on the index. Morgan
Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication re-lates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by visiting the Van Eck Securities Corporation Web site at www.
marketvectorsETNS.com or EDGAR on the SEC Web site at www.sec.gov.
Alternatively, you may request a free copy of the prospectus by calling Van Eck
Securities Corporation at 1.888. MKT.VCTR; you may also request a copy from
Morgan Stanley or any other dealer participating in this offer.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.

ETN TickEr Drr            1.888. mkT.vctr              marketvectorsETNs.com/Drr